INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 33-31674, 33-36231, 33-50301, 33-62155, 33-52907, 333-01519, and 333-02353 on
Forms S-8 and Registration Statement No. 33-52905 on Form S-3 of our reports dated November 5, 1996, appearing and incorporated by reference in this Annual Report on Form 10-K of AGL Resources Inc. for the year ended September 30, 1996.



/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 23, 1996